[LOGO OF D R HORTON APPEARS HERE]

                               December 20, 1996

Dear Stockholder:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of D.R. Horton, Inc. to be held on Thursday, January 23, 1997, at 9:30 a.m., Central time, at the corporate offices of D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas.

  At the meeting, stockholders will be asked to elect nine directors for the ensuing year and to transact such other business as may properly be brought before the meeting. A form of proxy on which to indicate your vote and an envelope, postage prepaid, in which to return your proxy are enclosed.

  While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. WE URGE YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the meeting, you may revoke your proxy at that time and vote your shares in person.

  If you desire any additional information concerning the meeting or the matters to be acted upon thereat, we would be glad to hear from you.

                                          Sincerely,
                                          Donald R. Horton
                                          Chairman of the Board and President

                               D.R. HORTON, INC.

                             1901 ASCENSION BLVD.
                                  SUITE 100
                            ARLINGTON, TEXAS 76006

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               JANUARY 23, 1997

To Each Stockholder of D.R. Horton, Inc.:

  You are invited to attend the 1997 Annual Meeting of Stockholders of D.R. Horton, Inc. (the "Company"), which will be held at the Company's corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas, on Thursday, January 23, 1997, at 9:30 a.m., Central time, for the following purposes:

  1. To elect nine directors to serve until the next annual meeting of the stockholders and until their successors have been elected and qualified.

  2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on December 4, 1996, are entitled to notice of, and to vote at, the meeting. A list of such stockholders will be available for examination by any stockholder at the offices of the Company set forth above for at least ten days before the meeting.

                                          By Order of the Board of Directors,
                                          John M. Saganich
                                          Secretary

Arlington, Texas
December 20, 1996

  IN ORDER TO ENSURE YOUR REPRESENTATION, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                               D.R. HORTON, INC.
                             1901 ASCENSION BLVD.
                                   SUITE 100
                            ARLINGTON, TEXAS 76006

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                               JANUARY 23, 1997

                                    GENERAL

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton, Inc., a Delaware corporation (the "Company"), for the 1997 Annual Meeting of Stockholders of the Company to be held on Thursday, January 23, 1997, at 9:30 a.m., Central time, at the Company's corporate offices, 1901 Ascension Blvd., Suite 100, Arlington, Texas, and any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. The Company expects that this Proxy Statement and the accompanying form of proxy will first be mailed to each stockholder of record on or about December 20, 1996.

  The cost of this solicitation will be paid by the Company. The solicitation of proxies will be made primarily by use of the mails. In addition, directors, officers and regular employees of the Company may make solicitations by telephone, telegraph or personal interview, and may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. The Company will reimburse such banks, brokers and fiduciaries for their out-of-pocket expenses in connection therewith.

  A proxy for use at the Annual Meeting is enclosed. Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with the Company a notice in writing revoking it or by duly executing a proxy bearing a later date. Proxies also may be revoked by any stockholder present at the Annual Meeting who expresses a desire to vote his or her shares in person. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted for the nominees for election of directors set forth elsewhere herein (see "ELECTION OF DIRECTORS") and at the discretion of the proxyholders on all other matters that may properly be brought before the Annual Meeting or any adjournment thereof.

                     OUTSTANDING SHARES AND VOTING RIGHTS

  There were 32,362,036 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding on December 4, 1996, which has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the Annual Meeting. On any matter submitted to a stockholder vote, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock registered in his or her name on the books of the Company as of the record date. Under Delaware law and the Company's Bylaws, with respect to any matter other than the election of directors, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists, and the total number of votes cast for each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. The Company's Bylaws provide that the holders of a majority of the issued and outstanding shares of Common Stock, present in person or represented by proxy, shall constitute a quorum. An abstention from voting on a matter other than the election of directors by a stockholder present in person or represented by proxy at the Annual Meeting will have the same legal effect as a vote against the matter, and broker non-votes will have no effect with respect to the matter.

                             ELECTION OF DIRECTORS

  Pursuant to the Bylaws of the Company, the Board of Directors has fixed the number of directors at nine and nominated the persons set forth below for election as directors of the Company at the Annual Meeting. All of the nominees are currently serving as directors of the Company.

  Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be voted for each of the persons named below as nominees for election as directors. The nominees receiving a plurality of the votes cast will be elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. If any nominee is unable to serve, the proxies will be voted by the proxyholders in their discretion for another person. The Board of Directors has no reason to believe that any nominee named will not be able to serve as a director for his or her prescribed term.

  According to the Bylaws of the Company, any stockholder may make nominations for the election of directors if notice of such nominations is delivered to, or mailed and received at, the principal executive office of the Company not less than thirty calendar days prior to the date of the originally scheduled meeting; provided, however, that, if less than forty calendar days' notice or prior public disclosure of the date of the meeting is given or made by the Company, notice of such nomination must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. If nominations are not so made, only the nominations of the Board of Directors may be voted upon at the Annual Meeting.

  The following is a summary of certain information regarding the nominees for election as directors.

                               DIRECTOR
NAME                       AGE   SINCE             PRINCIPAL OCCUPATION
----                       --- ---------           --------------------
Donald R. Horton..........  46   1991    Mr. Horton was elected Chairman of the
                                          Board and President of the Company in
                                          July 1991. He has been involved in the
                                          real estate and homebuilding industries
                                          since 1972, and was the sole or
                                          principal shareholder, director and
                                          President of each of the Company's
                                          predecessor companies since their
                                          respective organization, which date
                                          from 1978 to 1990. Donald R. Horton is
                                          the brother of Terrill J. Horton and
                                          the nephew of Richard L. Horton.
Richard Beckwitt..........  37   1993    Mr. Beckwitt joined the Company as an
                                          Executive Vice President in March 1993
                                          and was elected director of the Company
                                          in July 1993. Since July 1996, Mr.
                                          Beckwitt has been President of the
                                          Company's Investments Division. From
                                          1986 to 1993, he worked in the Mergers
                                          and Acquisitions and Corporate Finance
                                          Departments at Lehman Brothers Inc.,
                                          specializing in the homebuilding and
                                          building products industries. Mr.
                                          Beckwitt graduated with honors from
                                          Claremont McKenna College with a
                                          Bachelor of Arts Degree.
Richard I. Galland........  80   1992    Mr. Galland was elected director of the
                                          Company in June 1992. He was formerly
                                          the Chief Executive Officer and
                                          Chairman of the Board of Fina, Inc., a
                                          director of First Republic Bank
                                          Corporation and Of Counsel to the law
                                          firm of Jones, Day, Reavis & Pogue. Mr.
                                          Galland is currently serving as a
                                          director of Texas Industries, Inc. and
                                          Associated Materials, Inc.

                             DIRECTOR
     NAME                AGE   SINCE             PRINCIPAL OCCUPATION
     ----                --- ---------           --------------------
Richard L. Horton.......  53   1992    Mr. Horton was elected director of the
                                        Company in March 1992. He has been Vice
                                        President in charge of the Company's
                                        Dallas-Fort Worth East Division since
                                        May 1985. Richard L. Horton is the
                                        uncle of Donald R. Horton and Terrill
                                        J. Horton.
Terrill J. Horton.......  48   1992    Mr. Horton was elected director of the
                                        Company in March 1992. Since September
                                        1981, he has been Vice President in
                                        charge of one of the two former sales
                                        divisions that now form the Company's
                                        Dallas-Fort Worth North Division. Mr.
                                        Horton holds a Pharmaceutical Doctorate
                                        Degree from the University of Oklahoma
                                        School of Pharmacy. Terrill J. Horton
                                        is the brother of Donald R. Horton and
                                        the nephew of Richard L. Horton.
David J. Keller.........  48   1991    Mr. Keller was elected director of the
                                        Company in September 1991 and has been
                                        Executive Vice President, Treasurer and
                                        Chief Financial Officer of the Company
                                        since June 1991. Prior thereto, he was
                                        affiliated for 21 years with Ernst &
                                        Young LLP, independent auditors, and
                                        its predecessors, serving as an audit
                                        partner from 1983 to 1991. Mr. Keller
                                        holds a Bachelor of Science Degree in
                                        Accounting from the University of Notre
                                        Dame.
Francine I. Neff........  71   1992    Ms. Neff was elected director of the
                                        Company in June 1992. Since 1979, she
                                        has been Vice President of NETS, Inc.,
                                        a privately-owned investment company.
                                        Ms. Neff was formerly Treasurer of the
                                        United States and is currently serving
                                        as a director of Louisiana-Pacific
                                        Corporation.
Scott J. Stone..........  45   1992    Mr. Stone was elected director of the
                                        Company in March 1992. He has been Vice
                                        President of various of the Company's
                                        divisions since 1988, and was elected
                                        Vice President--Eastern Region of the
                                        Company in August 1994. Since October
                                        1996, Mr. Stone has acted as a
                                        consultant to the Company. Mr. Stone
                                        holds an Associate of Arts Degree from
                                        Miami University of Ohio.
Donald J. Tomnitz.......  48   1995    Mr. Tomnitz was elected director of the
                                        Company in November 1995. He has been
                                        Vice President of various of the
                                        Company's divisions since 1983, and was
                                        elected Vice President--Western Region
                                        of the Company in August 1994. Since
                                        July 1996, Mr. Tomnitz has been
                                        President of the Company's Homebuilding
                                        Division. Mr. Tomnitz previously was a
                                        Vice President of RepublicBank of
                                        Dallas, N.A., and a Vice President of
                                        Crow Development Company, a Trammell
                                        Crow Company. Mr. Tomnitz holds a
                                        Bachelor of Arts Degree in Economics
                                        from Westminster College and a Masters
                                        in Business Administration Degree in
                                        Finance from Western Illinois
                                        University.

  In July 1994, Mr. Donald R. Horton entered into a consent order that settled an investigation by the Federal Reserve Board into whether he failed to comply with certain regulatory disclosure or other obligations relating to the acquisition and financings of his controlling interest in Provident Bancorp of Texas, Inc., a single bank holding company (together with its bank, "Provident"). Mr. Horton denied non-compliance. In the consent order, which was entered without any findings of fact or law, Mr. Horton agreed to pay a civil money penalty of $100,000 and contribute $500,000 deemed restitution as part of a capital infusion of up to $7.0 million in Provident. The capital infusion was made through an approved voting trust in order to address Provident's financial difficulties, which predated his acquisition. In the consent order, Mr. Horton also agreed not to participate, apart from the capital infusion, in the affairs of insured depository institutions or their holding companies, without prior regulatory approval, or to violate laws applicable thereto. Mr. Horton advised the Company that his agreements in the consent order were intended to avoid the expense and delay required for further proceedings and to protect his investment by improving Provident's regulatory capital. He also advised the Company that in making a personal investment in Provident, he obtained the financial review of a national accounting firm and the advice of a national law firm as to regulatory matters. In addition, Mr. Horton informed the Company that he filed suit against the law firm that represented him in the Provident acquisition in connection with such representation. Mr. Horton subsequently informed the Company that the litigation against the law firm had been satisfactorily resolved and that he sold his interest in Provident.

  On November 14, 1996, Mr. Beckwitt settled an investigation by the Securities and Exchange Commission in connection with his purchase of stock of an unaffiliated corporation in September 1994. Without admitting or denying the allegations, Mr. Beckwitt consented to a final judgment announced that day enjoining him from violating Sections 10(b) and 14(e) of the Securities Exchange Act of 1934 and rules 10b-5 and 14e-3 thereunder, and providing for his payment of the alleged profit and a civil penalty. Mr. Beckwitt advised the Company that he believes it was in his best interest to resolve the matter without litigation as it would avoid additional cost and distraction.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 4, 1996 by (i) all persons who are beneficial owners of greater than 5% of the Common Stock, (ii) all directors and nominees of the Company, (iii) all named executive officers of the Company, and (iv) all directors and executive officers of the Company as a group. Unless stated otherwise, the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table.


      NAME OF BENEFICIAL OWNER                  NUMBER         PERCENT
      ------------------------              ----------------  -------------
                                            SHARES BENEFICIALLY OWNED
                                            -------------------------------
Donald R. Horton...........................      6,763,060(1)      20.90%
Richard Beckwitt...........................         72,321(2)          *
Richard I. Galland.........................              915           *
Terrill J. Horton..........................      6,852,744(3)      21.18%
Richard L. Horton..........................          762,806        2.36%
David J. Keller............................        128,680(4)          *
Francine I. Neff...........................              363           *
Scott J. Stone.............................          388,263        1.20%
Donald J. Tomnitz..........................         89,108(5)          *
All directors and named executive officers
 as a group (9 persons)....................     15,058,260(6)      46.13%

--------
*Less than 1%.

  (1) These shares of Common Stock include an aggregate of 478,579 shares owned by Mr. Horton's children. Mr. Horton's address is D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006.

  (2) These shares of Common Stock represent shares issuable upon the exercise of outstanding stock options.

  (3) These shares of Common Stock include an aggregate of 5,763,898 shares, consisting of 413,254 shares of Common Stock owned of record by the Donald Ray Horton Trust, 376,893 shares of Common Stock owned of record by the Martha Elizabeth Horton Trust, 2,069,702 shares of Common Stock owned of record by the Donald Ray Horton Trust Number Two, 953,811 shares of Common Stock owned of record by the Martha Elizabeth Horton Trust Number Two and 975,119 shares of Common Stock owned of record by each of the Donald Ryan Horton Trust and the Douglas Reagan Horton Trust. Mr. Horton serves as the sole trustee for each of the foregoing trusts. These shares of Common Stock also include 9,159 shares owned by Mr. Horton's son. Mr. Horton's address is D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006.

  (4) These shares of Common Stock include 4,718 shares held by Mr. Keller for the benefit of his children and 123,962 shares issuable upon the exercise of outstanding stock options.

  (5) These shares of Common Stock include 81,774 shares issuable upon the exercise of outstanding stock options.

  (6) These shares of Common Stock include all shares of Common Stock owned or controlled by Terrill J. Horton, including those owned by the trusts and Mr. Horton's children as set forth in note 3 above, all shares of Common Stock owned or controlled by David J. Keller, including those shares held on behalf of Mr. Keller's children as set forth in note 4 above, and 278,057 shares of Common Stock issuable upon the exercise of outstanding stock options held by Richard Beckwitt, David J. Keller and Donald J. Tomnitz.

                            EXECUTIVE COMPENSATION

  The following tables set forth, with respect to the President and the other executive officers of the Company, all plan and non-plan compensation awarded, earned or paid for all services rendered in all capacities to the Company and its subsidiaries during the periods indicated.

                          SUMMARY COMPENSATION TABLE

                                                          LONG TERM COMPENSATION
                       ANNUAL                           -----------------------------
                    COMPENSATION                              AWARDS          PAYOUTS
                    -------------                       -------------------   -------
                                              OTHER     RESTRICTED
     NAME AND                                 ANNUAL      STOCK    OPTIONS/    LTIP    ALL OTHER
PRINCIPAL POSITION  YEAR  SALARY   BONUS   COMPENSATION   AWARDS     SARS     PAYOUTS COMPENSATION
------------------  ---- -------- -------- ------------ ---------- --------   ------- ------------
Donald R. Horton    1996 $235,000 $165,283     --          --          --       --      $30,515(5)
Chairman of Board   1995  235,000  138,650     --          --          --       --       26,725(6)
and President       1994  225,000  117,457     --          --          --       --       27,000(7)
Richard Beckwitt    1996 $185,000 $110,000     --          --       10,000      --      $24,825(5)
EVP and Director    1995  185,000  109,150     --          --       30,240(1)   --       24,144(6)
                    1994  150,000   75,000     --          --          --       --       15,000(7)
David J. Keller     1996 $185,000 $120,000     --          --       41,200(2)   --      $24,968(5)
EVP, Treasurer and  1995  185,000  109,150     --          --       39,841(3)   --       23,714(6)
CFO and Director    1994  175,000   87,500     --          --       24,721(4)   --       22,000(7)

--------
(1) The number of shares has been adjusted pursuant to the antidilution provisions of the D.R. Horton, Inc. 1991 Incentive Plan (the "Incentive Plan") to reflect the effects of a seven-for-five stock split effected as a 40 percent stock dividend paid by the Company on September 16, 1995 (the "40 Percent Stock Dividend") and an eight percent stock dividend paid by the Company on June 30, 1996 (the "8 Percent Stock Dividend").
(2) The number of shares represents a stock option grant originally made in respect of 15,000 shares of Common Stock, adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effects of the 8 Percent Stock Dividend, and a stock option grant made in respect of 25,000 shares of Common Stock.
(3) The number of shares represents a stock option grant originally made in respect of 15,000 shares of Common Stock, adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effects of a nine percent stock dividend paid by the Company on June 30, 1995 (the "9 Percent Stock Dividend"), the 40 Percent Stock Dividend and the 8 Percent Stock Dividend (collectively, the "Dividends"), and a stock option grant originally made in respect of 10,000 shares of Common Stock, adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effects of the 40 Percent Stock Dividend and the 8 Percent Stock Dividend.
(4) The number of shares has been adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effects of the Dividends.
(5) These amounts represent (a) credits made by the Company of $23,500,
    $18,500 and $18,500 to the accounts of Messrs. Horton, Beckwitt and
    Keller, respectively, under the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 2 ("SERP 2"), (b) the above-market portion of earnings on credits made by the Company of $2,515, $1,825, and $1,968 to the accounts of Messrs. Horton, Beckwitt and Keller, respectively, under SERP
    2, and (c) matching contributions by the Company of $4,500 to the accounts of each of Messrs. Horton, Beckwitt and Keller under the D.R. Horton, Inc. Profit Sharing Plus Plan (the "401(k) Plan").
(6) These amounts represent (a) credits made by the Company of $23,500, $18,500 and $18,500 to the accounts of Messrs. Horton, Beckwitt and Keller, respectively, under SERP 2, (b) the above-market portion of earnings on credits made by the Company of $1,098, $732 and $854 to the accounts of Messrs. Horton, Beckwitt and Keller, respectively, under SERP 2, and (c) matching contributions by the Company of $2,127, $4,912 and $4,360 to the accounts of Messrs. Horton, Beckwitt and Keller, respectively, under the 401(k) Plan.
(7) These amounts represent (a) credits made by the Company of $22,500, $15,000 and $17,500 to the accounts of Messrs. Horton, Beckwitt and Keller, respectively, under SERP 2 and (b) matching contributions by the Company of $4,500 to the accounts of each of Messrs. Horton and Keller under the 401(k) Plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE
                                                                                         VALUE AT
                                                                                   ASSUMED ANNUAL RATES
                                                                                      OF STOCK PRICE
                                                                                  APPRECIATION FOR OPTION
                              INDIVIDUAL GRANTS                                            TERM
                         ------------------------------                           ------------------------
                                           % OF TOTAL
                                          OPTIONS/SARS
                                           GRANTED TO
                         OPTIONS/SARS     EMPLOYEES IN  EXERCISE OR   EXPIRATION
NAME                        GRANTED        FISCAL YEAR   BASE PRICE      DATE         5%          10%
----                     -------------    ------------- ------------  ----------- ----------- ------------
Richard Beckwitt........    10,000(1)         1.79%       $ 9.625      07-18-06   $    60,531 $   153,398
David J. Keller.........    16,200(2)(3)      2.68%       $10.185(2)   11-16-05   $   103,766 $   262,963
                            25,000(4)         4.47%       $ 9.625      07-18-06   $   151,328 $   383,495

--------
(1) These shares are covered by a non-qualified stock option granted under the Incentive Plan that becomes exercisable with respect to 1,000 of such shares on each of the first nine anniversaries of July 18, 1996, and with respect to 1,000 of such shares on April 18, 2006.
(2) The number of shares has been adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effects of the 8 Percent Stock Dividend.
(3) These shares are covered by a non-qualified stock option granted under the Incentive Plan that becomes exercisable with respect to 1,620 of such shares on each of the first nine anniversaries of November 16, 1995, and with respect to 1,620 of such shares on August 16, 2005.
(4) These shares are covered by a non-qualified stock option granted under the Incentive Plan that becomes exercisable with respect to 2,500 of such shares on each of the first nine anniversaries of July 18, 1996, and with respect to 2,500 of such shares on April 18, 2006.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                 VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED     IN-THE-MONEY
                                                              OPTIONS/SARS AT        OPTIONS/SARS
                                                              FISCAL YEAR-END     AT FISCAL YEAR-END
                         SHARES ACQUIRED ON                    EXERCISABLE/          EXERCISABLE/
NAME                          EXERCISE      VALUE REALIZED     UNEXERCISABLE        UNEXERCISABLE
----                     ------------------ -------------- --------------------- --------------------
Richard Beckwitt........       13,750          $ 48,249       72,312/294,021(1)  $260,107/965,296(1)
David J. Keller.........       40,775          $332,101       71,261/172,960(1)  $475,994/445,686(1)

--------
(1)Adjusted pursuant to the antidilution provisions of the Incentive Plan to reflect the effects of the Dividends.

COMPENSATION OF DIRECTORS

  Each non-employee director of the Company receives a fee of $25,000 per year for all services performed as a director, and reimbursement for all expenses incurred to attend Board and committee meetings. No additional fees are paid for participation on any committee of the Board. No director of the Company who is also an employee of the Company receives any additional compensation for serving as a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1996, the Company's Compensation Committee was composed of Messrs. Donald R. Horton, Richard Beckwitt, David J. Keller and Richard I. Galland. Mr. Horton was the Chairman of the Board and President of the Company, Mr. Beckwitt was Executive Vice President of the Company and Mr. Keller was Executive Vice President, Treasurer and Chief Financial Officer of the Company during fiscal 1996.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General. The Company has undertaken to formulate a fair and competitive compensation policy for executive officers that will attract, motivate and retain highly experienced, qualified and productive personnel, reward superior performance and provide long-term incentives that are based on performance. The Company also has attempted to develop an executive compensation policy that will serve to align the interests of the Company, its executive officers and its stockholders. The primary components of executive compensation consist of base salaries, a performance-based cash bonus plan, participation in the D.R. Horton, Inc. Supplemental Executive Retirement Plan No. 1 ("SERP 1") and SERP 2
(collectively, the "SERPs") and stock options. The Company has undertaken through its current executive compensation policy to make a substantial portion of the compensation an executive officer has the opportunity to earn consist of bonus and stock option incentives.

  Base Salaries. Base salaries for the Company's executive officers for the 1996 fiscal year were established by the Compensation Committee and approved by the Board of Directors. Factors considered were generally subjective and include (i) the recommendation of the Chairman of the Board and President, (ii) the contribution the executive officer made and is anticipated to make to the success of the Company, (iii) the level of experience and responsibility of the executive officer and (iv) the Company's historical levels of compensation for executive officers. No quantitative relative weights were assigned to any of these factors.

  Bonus Plan. The 1996 Compensation Plan for Executive Officers (the "Bonus Plan") was established by the Compensation Committee and approved by the Board of Directors. The Bonus Plan provided each of the Company's executive officers the opportunity to earn up to 100% of his 1996 annual base salary at the discretion of the Chairman of the Board and President and as approved by the Compensation Committee. Participants in the Bonus Plan earned bonuses ranging from 59% to 70% of the respective amounts they were eligible to earn pursuant to the Bonus Plan.

  SERPs. The SERPs were adopted by the Company in 1994 to permit eligible participants, which include executive officers, regional vice presidents and division managers, to defer income and establish a source of funds payable upon retirement, death or disability. Individual agreements under the SERPs were adopted and approved by the Compensation Committee and ratified by the Board of Directors. SERP 1 permits participants voluntarily to defer receipt of income from the Company. Amounts deferred are invested on behalf of the participant in investment vehicles selected from time to time by the administrators of SERP 1. Pursuant to SERP 2, the Company has established a liability to each participant equal to 10% of the participant's 1996 base salary. Earnings on this liability accrue at a rate established from time to time by the administrators of SERP 2.

  Chairman of the Board and President's 1996 Compensation. Donald R. Horton's compensation for the Company's 1996 fiscal year consisted of an annual base salary of $235,000 and participation in the Bonus Plan and the SERPs. This base salary and bonus arrangement were made on the basis of the Company's executive compensation policy and the factors described above.

                            COMPENSATION COMMITTEE

Donald R. Horton    Richard Beckwitt     Richard I. Galland     David J. Keller

  Stock Option Grants. Grants of stock options under the Incentive Plan are administered by the Audit Committee. The Company believes that stock options provide an important long-term incentive to executive officers and align the interests of the Company, its executive officers and its stockholders by creating a direct link between executive compensation and long-term Company performance. The stock options granted in fiscal 1996 have an exercise price of not less than the fair market value of the Common Stock on the date of grant and a vesting schedule that extends over nine years. All other terms of stock option grants are established by the Audit Committee, subject to the limitations of the Incentive Plan.

  A total of three stock option grants were made to two executive officers in fiscal 1996. In determining the number of shares of Common Stock covered by and the vesting schedule of each stock option grant, the Audit Committee considered
(i) the recommendations of the Chairman of the Board and President, (ii) the contribution the executive officer made and is anticipated to make to the success of the Company, (iii) the level of experience and responsibility of the executive officer, (iv) the number of stock options that previously had been granted to the executive officer pursuant to the Incentive Plan and (v) the number of stock options granted to other participants in the Incentive Plan. No quantitative relative weights were assigned to any of these factors.

                                AUDIT COMMITTEE


Richard I. Galland                                            Francine I. Neff

STOCK PERFORMANCE

  The following graph illustrates the cumulative total stockholder return on the Company's Common Stock from June 5, 1992, the date the Common Stock was registered under the Securities Exchange Act of 1934 (the "Exchange Act"), through September 30, 1996, assuming a hypothetical investment of $100 and a reinvestment of all dividends paid on such an investment, compared to the Standard and Poor's 500 Stock Index and a Peer Group Index described below for the same period.


                             [GRAPH APPEARS HERE]


-------------------------------------------------------------------------------

                      6-5-92 12-31-92 9-30-93 9-30-94 9-30-95 9-30-96
---------------------------------------------------------------------
  D. R. Horton, Inc.  $100.00 $ 88.61 $150.29 $127.69 $165.93 $162.53
---------------------------------------------------------------------
  S&P 500             $100.00 $101.62 $114.83 $119.06 $154.48 $185.89
---------------------------------------------------------------------
  Peer Group          $100.00 $ 96.89 $146.25 $ 98.90 $113.39 $107.49

-------------------------------------------------------------------------------
(1)From June 12, 1992, through December 13, 1995, the Company's Common Stock was traded on the Nasdaq National Market. On and after December 14, 1995, the Company's Common Stock was traded on the New York Stock Exchange. Accordingly, the Company has substituted the Standard and Poors 500 Stock Index for the NASDAQ U.S. Stock Index, the broad equity market index previously used by the Company for purposes of this performance graph.

(2)The Peer Group Index includes the stock performance of the following homebuilders: Calton, Inc., Centex Corporation, Continental Homes Holding Corp., Engle Homes, Inc., Hovnanian Enterprises, Inc., Kaufman and Broad Home Corporation, Lennar Corporation, PHM Corporation, The Presley Companies, The Ryland Group, Inc., Schuler Homes, Inc., Standard Pacific Corp., Toll Brothers, Inc. and UDC Homes, Inc. This group of companies is broader than the Standard & Poor's Index of Homebuilders, which consists of only three companies, and the Company believes its Peer Group Index, comprised of companies with similar operations, is more indicative of the overall performance of the industry as a whole.

TRANSACTIONS WITH MANAGEMENT

  The Company has agreed to indemnify each of its directors and executive officers to provide them with the maximum indemnification allowed under its certificate of incorporation and applicable law with respect to the Company and certain corporations previously engaged in the homebuilding business as D.R. Horton Custom Homes that were not merged into the Company at the time of its reorganization in December 1991.

                     MEETINGS AND COMMITTEES OF THE BOARD

  The Board of Directors has appointed three standing committees: an Executive Committee, a Compensation Committee and an Audit Committee.

  The Executive Committee, between meetings of the Board and while the Board is not in session, possesses all the powers and may carry out all the duties of the Board of Directors in the management of the business of the Company, which by law may be delegated to it by the Board of Directors. The Executive Committee acted 44 times by written consent during fiscal 1996. The Executive Committee is currently composed of Messrs. Donald Horton, Beckwitt and Keller.

  The Compensation Committee is empowered to (i) recommend to the Board the compensation to be paid to the executive officers of the Company and its subsidiaries and other affiliates, (ii) investigate and recommend to the Board employee benefit plans deemed appropriate for the employees of the Company and its subsidiaries and other affiliates, (iii) supervise the administration of any such employee benefit plans adopted by the Company and its subsidiaries and other affiliates (other than the Incentive Plan) and (iv) perform such other functions and undertake such investigations as the Board shall from time to time direct. The Compensation Committee met once during fiscal 1996. The Compensation Committee is currently composed of Messrs. Galland, Donald Horton, Beckwitt and Keller.

  The Audit Committee is empowered to (i) meet with the independent auditors of the Company and review the scope of their annual audit, any open questions as to the choice of acceptable accounting principles to be applied and all other matters relating to the auditors' relationship with the Company, (ii) advise and assist the Board in evaluating the auditors' performance, including the scope and adequacy of the auditors' examination, (iii) recommend the firm of independent auditors to be employed by the Board, (iv) review the Company's annual financial statements and discuss such statements with the auditors, (v) receive and consider the auditors' comments and suggestions as to the internal control procedures, adequacy of staff and other matters, (vi) administer the Incentive Plan, (vii) perform such other functions and undertake such investigations relating to the operations or financial and accounting aspects of the Company as the Board shall direct, and (viii) retain and consult with counsel or such other experts as the Committee shall consider necessary or desirable in connection with the performance of its duties. The Audit Committee met twice and acted once by written consent during fiscal 1996. The Audit Committee is currently composed of Mr. Galland and Ms. Neff.

  During fiscal 1996, the Board of Directors held four meetings. No director attended fewer than 75 percent of the number of meetings of the Board and of the committees on which he or she served during fiscal 1996, other than Mr.
Galland.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Ernst & Young LLP served as the Company's independent certified public accountants for the fiscal year ended September 30, 1996. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                STOCKHOLDERS' PROPOSALS FOR 1998 ANNUAL MEETING

  Any stockholder who intends to present a proposal for action at the Company's 1998 Annual Meeting of Stockholders and to have the Company include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Company not later than August 15, 1997. In addition, the Bylaws of the Company provide that only stockholder proposals submitted in a timely manner to the Secretary of the Company may be acted upon at an annual meeting of stockholders. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 calendar days prior to the date of the originally scheduled meeting; provided, however, that, if less than 40 calendar days' notice or prior public disclosure of the date of the scheduled meeting is given or made by the Company, notice by the stockholder to be timely must be so received not later than the close of business on the tenth calendar day following the earlier of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such public disclosure was made.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, certain of its officers and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended September 30, 1996, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with, other than with respect to Mr. Donald R. Horton, who filed one late report on Form 4 relating to one transaction.

                                 OTHER MATTERS

  Management knows of no other matters to be voted upon at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote in their discretion upon such matters in accordance with their judgment.

  You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

                                          By Order of the Board of Directors,

                                          John M. Saganich
                                          Secretary

Arlington, Texas December 20, 1996

PROXY
                               D.R. HORTON, INC.
            1901 ASCENSION BLVD., SUITE 100, ARLINGTON, TEXAS 76006
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates, constitutes and appoints Donald R. Horton, Richard Beckwitt and David J. Keller, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote as designated below, all shares of Common Stock of D.R. Horton, Inc. (the "Company") held of record by the undersigned at the close of business on December 4, 1996 at the Annual Meeting of Stockholders to be held on January 23, 1997 or any adjournment thereof.

1. ELECTION   FOR all nominees listed      WITHHOLD AUTHORITY to
   OF         below                        vote
   DIRECTORS  (except as marked to the     for all nominees listed
              contrary below) [_]          below [_]
   Donald R. Horton, Richard Beckwitt, Richard I. Galland, Richard L. Horton, Terrill J. Horton, David J. Keller, Francine I. Neff, Scott J. Stone and Donald
                                   J. Tomnitz
  (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)


2. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                     PLEASE SIGN AND DATE ON REVERSE SIDE.

  The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

                                              Dated:                  199
                                                     ---------------      --

                                              ---------------------------------
                                                         (Signature)

                                              ---------------------------------
                                                         (Signature)

                                              Please   sign   exactly  as  names
                                              appear  herein.  When  shares  are
                                              held by joint tenants, both should
                                              sign.  When  signing as  attorney,
                                              executor, administrator,  trustee,
                                              or  guardian,   please  give  full
                                              titles as such. If a  corporation,
                                              please sign in full corporate name
                                              by President  or other  authorized
                                              officer. If a partnership,  please
                                              sign   in   partnership   name  by
                                              authorized person.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.